                                                                   Exhibit 10.25

                           ASSIGNMENT OF INDEBTEDNESS
                           --------------------------

THIS ASSIGNMENT OF INDEBTEDNESS, dated as of August 19, 2003 by and among Alfa
Capital Holdings (Cyprus) Limited ("Assignor") and StoryFirst Communications,
Inc. ("Assignee") (the Assignor and the Assignee are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties"), provides:

                                    PREAMBLE:

WHEREAS, the Assignor and ZAO CTC have entered into a certain loan agreement dated March 26, 2003 under which ZAO CTC borrowed from the Assignor the sum of
Nine Million Eight Hundred Thirty Eight Thousand Two Hundred Eighty One US
Dollars Eight Cents (US$ 9,838,281.08) with the interest of Fifteen (15%)
percent per annum, and the term of two years from draw down (the "Loan
Agreement");

WHEREAS, the Assignor has agreed to assign to the Assignee a One Hundred (100)
percent interest in the indebtedness owed by the Assignor under the Loan
Agreement (the "Debt") and Assignee has agreed to acquire such Debt as partial consideration for the sale and purchase of shares of the Assignee by the
Assignor pursuant to the stock purchase agreement dated as of July 29, 2003 between the Assignor and the Assignee (the "Purchase Agreement");

NOW, THEREFORE, it is agreed as follows:

         1. Assignment. As partial consideration for the purchase of certain shares of the Assignee as set forth in the Purchase Agreement, the Assignor hereby assigns and transfers to the Assignee, without recourse or warranty, a
One Hundred (100) percent interest in the Debt which aggregated amount consists of Nine Million Eight Hundred Thirty Eight Thousand Two Hundred Eighty One US
Dollars Eight Cents (US$ 9,838,281.08) and the interest of Fifteen (15%) percent per annum and the Assignee hereby accepts such assignment.

         2. Transfer of Documents. Upon the execution of this Assignment by the
Parties, the Assignor agrees to deliver to the Assignee the Loan Agreement with attachments and other documents related thereto, and provide all information necessary for the Assignee to exercise its rights under this Assignment of
Indebtedness.

         3. Notification of ZAO CTC. Within three (3) days from the day of this
Assignment of Indebtedness the Assignor shall provide ZAO CTC with a written notification on the Assignment of Indebtedness to the Assignee, and properly execute with ZAO CTC all necessary documents related to this Assignment of
Indebtedness.

         4. Notification of the Assignee. Within one (1) day from the performance of its obligations stipulated by Section 3 of this Assignment of
Indebtedness, the Assignor shall so notify the Assignee.

         5. Objections of ZAO CTC. The Assignor shall inform the Assignee of all objections of ZAO CTC to the claims of the Assignor.

         6. Further Assurances. The Assignor agrees to execute such other or further documents and to take such other or further action as may from time to time be reasonably requested by the Assignee to effectuate the assignment contemplated hereby.

         7. Liability of the Assignor. The Assignor shall be liable to the
Assignee for the invalidity of the Debt, but shall not be liable for the non-performance by ZAO CTC of its obligations as the debtor. In case of non-performance of its obligations under Section 3 of this Assignment of
Indebtedness the Assignor shall also be liable for all harmful consequences of such non-performance.

         8. Payment by Third Parties. The Assignee hereby agrees to accept the payment of the Debt by third parties on behalf of ZAO CTC.

         9. Construction. This Assignment of Indebtedness shall be governed by and construed and enforced in accordance with the laws of the Russian
Federation.

         10. Legal Effect. This Assignment of Indebtedness shall be legally binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns.

         11. Headings. The underlined headings contained herein are for convenience only and shall not affect the interpretation of this Assignment of
Indebtedness.

         12. Notices. All notices, applications or other communications required under this Assignment of Indebtedness shall be in writing. Except as otherwise provided by this Assignments of Indebtedness, such notices, applications or other communications shall be deemed to have been duly given or made when they are delivered by hand, certified mail, telex or facsimile transmission to the
Party to which it is required or permitted to be given or made at such Party's address as specified below or at such other address as such Party designates by notice to the Party giving or making such notices, applications or other communications.

         13. Addresses and Details of the Parties.

         Assignor:
         Address: Presidium Building, 3rd Floor, 6 Demostenis Severis Avenue,
                  Nicosia, Cyprus
         Tel.: +357 22 681 988
         Fax: +357 22 681 505
         Attn: Valery A. Zyukin

         Assignee:
         Address: c/o Media Forte, 12 Khoroshevskaya Ul., 123298 Moscow Russia
         Tel.: + 7095 797 4100
         Fax:+7095 797 4101
         Attn: Chief Financial Officer

         14. Exclusivity. Neither Party shall have any rights or obligations under this Assignment of Indebtedness except as described in the Assignment of
Indebtedness or agreed upon by both Parties in writing, in particular, as an
Addendum.

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         15. Changes to the Assignment of Indebtedness. All changes and additions to this Assignment of Indebtedness shall be valid, come into force and become applicable subject to the same being executed as an Addendum duly signed by the representatives of the Parties.

         16. Language of the Assignment of Indebtedness. This Assignment of
Indebtedness shall be in English and Russian, with the Russian language version taking precedence and being used for any dispute resolution, arbitration and court proceedings.

         17. Counterparts. This Assignment of Indebtedness is executed four (4)
counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Assignor and the Assignees have each caused this
Assignment of Indebtedness to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

                                   ALFA CAPITAL HOLDINGS (CYPRUS) LIMITED

                                   By /s/ Valerie Zyukin
                                      -------------------------------
                                   Name: Valerie Zyukin
                                   Title: Director

                                   STORYFIRST COMMUNICATIONS, INC.

                                   By /s/ Robert J. Clark
                                      --------------------------------
                                   Name: Robert J. Clark
                                   Title: President

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